Exhibit 4.15

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 17, 2014, among Westlake Chemical OpCo LP a Delaware limited partnership (the “Guaranteeing Subsidiary”), Westlake Chemical Corporation, a Delaware corporation (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to below) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of January 1, 2006, as supplemented by that certain Second Supplemental Indenture dated as of November 1, 2007 (the “Second Supplemental Indenture”) providing for the issuance of the Company’s 6 3⁄4% Senior Notes due 2032 (the “6 3⁄4% Senior Notes”), that certain Supplemental Indenture dated as of December 31, 2007, that certain Third Supplemental Indenture dated as of July 2, 2010 (the “Third Supplemental Indenture”) providing for the issuance of the Company’s 6.50% Senior Notes due 2029 (the “6.50% Senior Notes”), that certain Fourth Supplemental Indenture dated as of December 2, 2010 (the “Fourth Supplemental Indenture”) providing for the issuance of the Company’s 6.50% Senior Notes due 2035 (the “6.50% Senior (GO Zone) Notes”), that certain Fifth Supplemental Indenture dated as of December 2, 2010 (the “Fifth Supplemental Indenture”) providing for the issuance of the Company’s 6.50% Senior Notes due 2035 (the “6.50 Senior (IKE Zone) Notes”), that certain Sixth Supplemental Indenture dated as of July 17, 2012 (the “Sixth Supplemental Indenture”) providing for the issuance of the Company’s 3.600% Senior Notes due 2022 (the “3.600% Senior Notes,” and, together with the other notes defined above, the “Notes”), that certain Seventh Supplemental Indenture dated as of February 12, 2013 and that certain Supplemental Indenture dated as of May 1, 2013 (as so supplemented, the “Indenture”);

WHEREAS, Section 4.16 of the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture and Section 4.11 of the Sixth Supplemental Indenture provides that under certain circumstances a Domestic Subsidiary of the Company shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall fully and unconditionally guarantee all of the Company’s payment obligations under the Indenture and the Notes issued thereunder on the terms and conditions set forth therein (the “Note Guarantee”);

WHEREAS, Section 9.01(4) of the Indenture provides that, without the consent of any Holder (as defined therein), the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture to add guarantees of or additional obligors on each series of the Notes;

WHEREAS, the Guaranteeing Subsidiary desires to become a Subsidiary Guarantor under the Indenture with respect to the Notes and to have the Note Guarantee be treated as a Guarantee under the Indenture; and

WHEREAS, the Company and the Subsidiary Guarantors, pursuant to the foregoing authority, propose to amend and supplement the Indenture in certain respects to provide for the Note Guarantee.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees that (i) it shall be a Subsidiary Guarantor under the Indenture with respect to the Notes, (ii) the Note Guarantee is a “Guarantee” (as defined in Section 10.01(b) of the Indenture) as such term is used in the Indenture, including, without limitation, Article X thereof, and (iii) the terms and provisions of Article X apply to the Note Guarantee.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Subsidiary Guarantors and the Company.

7. TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

8. SUPPLEMENTAL INDENTURE INCORPORATED INTO INDENTURE. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes with respect to the Notes and the Note Guarantee. The Indenture is hereby incorporated by reference herein and, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

9. NOTES DEEMED CONFORMED. As of the date hereof, the provisions of the Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of any such Note or any other action on the part of the Holders of the Notes, the Company, any Subsidiary Guarantor or the Trustee, so as to reflect this Supplemental Indenture.

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10. SUCCESSORS. All agreements of the Guaranteeing Subsidiary in the Indenture will bind its respective successors, except as otherwise expressly provided in the Indenture.

11. SEVERABILITY. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY:

WESTLAKE CHEMICAL CORPORATION

BY:	/s/ Albert Chao
NAME:	Albert Chao
TITLE:	President and Chief Executive Officer

[Signature Page to OpCo LP Supplemental Indenture]

GUARANTEEING SUBSIDIARY:

WESTLAKE CHEMICAL OPCO LP

BY:	WESTLAKE CHEMICAL OPCO GP LLC, its general partner

BY:	WPT LLC, its sole member

BY:	WESTLAKE CHEMICAL INVESTMENTS, INC., its manager

BY:	/s/ Albert Chao
NAME:	Albert Chao
TITLE:	President of the manager of the sole member of the general partner of the Guaranteeing Subsidiary

[Signature Page to OpCo LP Supplemental Indenture]

EXISTING SUBSIDIARY GUARANTORS:

GVGP, INC.

WESTLAKE DEVELOPMENT CORPORATION

WESTLAKE LONGVIEW CORPORATION

WESTLAKE PETROCHEMICALS LLC,

BY:	WESTLAKE CHEMICAL INVESTMENTS, INC., its Manager

WESTLAKE POLYMERS LLC,

BY:	WESTLAKE CHEMICAL INVESTMENTS, INC., its Manager

WESTLAKE PVC CORPORATION

WESTLAKE STYRENE LLC,

BY:	WESTLAKE CHEMICAL INVESTMENTS, INC., its Manager

WESTLAKE SUPPLY AND TRADING COMPANY

WESTLAKE VINYLS COMPANY LP,

BY:	GVGP, INC., its General Partner

WESTLAKE VINYLS, INC.

WPT LLC,

BY:	WESTLAKE CHEMICAL INVESTMENTS, INC., its Manager

BY:	/s/ Albert Chao
Name:	Albert Chao
Title:	President

[Signature Page to OpCo LP Supplemental Indenture]

NORTH AMERICAN PIPE CORPORATION

WESTECH BUILDING PRODUCTS, INC.

NORTH AMERICAN SPECIALTY PRODUCTS LLC,

BY:	NORTH AMERICAN PIPE CORPORATION,
its Manager

BY:	/s/ Robert F. Buesinger
Name:	Robert F. Buesinger
Title:	President

[Signature Page to OpCo LP Supplemental Indenture]

WESTLAKE GEISMAR POWER COMPANY LLC, a Delaware limited liability company

By:	Westlake Vinyls Company LP, its manager

	By:	GVGP, Inc., its general partner

	BY:	/s/ Mark Steven Bender
	Name:	Mark Steven Bender
	Title:	Senior Vice President, CFO and Treasurer of the general partner of the manager of the above Guarantor

WESTLAKE PIPELINE INVESTMENTS LLC, a Delaware limited liability company

By:	Westlake Chemical Investments, Inc., its manager

By:	/s/ Mark Steven Bender
Name:	Mark Steven Bender
Title:	Senior Vice President, CFO and Treasurer of the general partner of the manager of the above Guarantor

[Signature Page to OpCo LP Supplemental Indenture]

WESTLAKE ETHYLENE PIPELINE CORPORATION, a Delaware corporation

By:	/s/ Mark Steven Bender
Name:	Mark Steven Bender
Title:	Senior Vice President, CFO and Treasurer of the general partner of the manager of the above Guarantor

[Signature Page to OpCo LP Supplemental Indenture]

GEISMAR HOLDINGS, INC.,
a Delaware corporation
WESTLAKE CHEMICAL INVESTMENTS, INC., a Delaware corporation
WESTLAKE MANAGEMENT SERVICES, INC., a Delaware corporation
WESTLAKE OLEFINS CORPORATION, a Delaware corporation
WESTLAKE RESOURCES CORPORATION, a Delaware corporation
WESTLAKE VINYL CORPORATION, a Delaware corporation
WESTLAKE NG I CORPORATION, a Delaware corporation
WESTLAKE NG IV CORPORATION, a Delaware corporation
WESTLAKE NG V CORPORATION, a Delaware corporation

By:	/s/ Mark Steven Bender
Name:	Mark Steven Bender
Title:	Senior Vice President, CFO and Treasurer of the general partner of the manager of the above Guarantors

[Signature Page to OpCo LP Supplemental Indenture]

Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
NAME:	Lawrence M. Kusch
TITLE:	Vice President

[Signature Page to OpCo LP Supplemental Indenture]